Exhibit 99.1

EXL REPORTS 2024 FIRST QUARTER RESULTS

2024 First Quarter Revenue of $436.5 Million, up 9.0% year-over-year
Q1 Diluted EPS (GAAP) (1) of $0.29, down 3.3% from $0.30 in Q1 of 2023
Q1 Adjusted Diluted EPS (Non-GAAP) (1) (2) of $0.38, up 8.9% from $0.35 in Q1 of 2023

New York - May 2, 2024 (GLOBE NEWSWIRE) - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading data analytics and digital operations and solutions company, today announced its financial results for the quarter ended March 31, 2024.

Rohit Kapoor, Chairman and Chief Executive Officer, said, “We are pleased with our first quarter results and solid start to the year, as we delivered revenue growth and adjusted diluted EPS growth of 9%. Our data and AI-led strategy, combined with our deep domain expertise, continues to resonate with our clients and fuel our above industry average growth rates. The consistent execution of our differentiated strategy has enabled us to continue our momentum into 2024.”

Maurizio Nicolelli, Chief Financial Officer, said, “While we remain cautious on the macro-economic environment, we are raising the bottom of our range for both revenue and EPS based on our solid momentum in the first quarter and current visibility for the remainder of the year. We now expect revenue to be in the range of $1.79 billion to $1.82 billion, up from our prior guidance of $1.78 billion to $1.82 billion. This represents 10% to 12% year-over-year growth on both a reported and constant currency basis. We now expect our adjusted diluted earnings per share for 2024 to be in the range of $1.58 to $1.62, up from our prior guidance of $1.56 to $1.62, representing growth of 10% to 13% over the prior year.”

______________________________________________________________
1.Prior period information has been adjusted to reflect the 5-for-1 forward stock split of our common stock effected in August 2023. See Note 19 – Capital Structure to consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, for further details.
2.Reconciliations of adjusted (non-GAAP) financial measures to the most directly comparable GAAP measures, where applicable, are included at the end of this release under “Reconciliation of Adjusted Financial Measures to GAAP Measures.” These non-GAAP measures, including adjusted diluted EPS and constant currency measures, are not measures of financial performance prepared in accordance with GAAP.

Financial Highlights: First Quarter 2024

•Revenue for the quarter ended March 31, 2024, increased to $436.5 million compared to $400.6 million for the first quarter of 2023, an increase of 9.0% on a reported basis and 8.8% on a constant currency basis. Revenue increased by 5.4% sequentially on a reported basis and constant currency basis, from the fourth quarter of 2023.

	Revenue		Gross Margin
	Three months ended		Three months ended
Reportable Segments	March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
	(dollars in millions)
Insurance	$145.1	$125.9	36.4%	34.6%
Healthcare	26.3	26.7	34.0%	29.6%
Emerging Business	74.4	66.2	44.9%	45.6%
Analytics	190.7	181.8	35.6%	37.1%
Total Revenue, net	$436.5	$400.6	37.4%	37.2%

•Operating income margin for the quarter ended March 31, 2024 was 14.1%, compared to 14.8% for the first quarter of 2023 and 13.1% for the fourth quarter of 2023. Adjusted operating income margin for the quarter ended March 31, 2024 was 18.9%, compared to 19.4% for the first quarter of 2023 and 17.8% for the fourth quarter of 2023.

•Diluted earnings per share for the quarter ended March 31, 2024 was $0.29, compared to $0.30 for the first quarter of 2023 and $0.24 for the fourth quarter of 2023. Adjusted diluted earnings per share for the quarter ended March 31, 2024 was $0.38, compared to $0.35, both for the first quarter of 2023 and the fourth quarter of 2023.

Business Highlights: First Quarter 2024

•Won 16 new clients in the first quarter of 2024, with 6 clients in the digital operations and solutions business and 10 clients in analytics.
•EXL named top performer and Leader among the 26 leading analytics and AI service providers in Everest Group’s Analytics and Artificial Intelligence (AI) Services Specialists PEAK Matrix® Assessment 2024.
•Held an AI in Action virtual customer symposium attended by over 2,300 clients, prospects, analysts, advisors and partners. The event highlighted the use of enterprise data to bridge the gap between strategy and operations and make AI real.
•Rohit Kapoor named chairman, Vikram Pandit transitioned to lead director; Thomas Bartlett appointed to EXL’s board of directors and will serve on the board’s audit committee and nominating and governance committee.
•Vikas Bhalla and Vivek Jetley named president of EXL in addition to their current roles of head of insurance and head of analytics, respectively.
•EXL entered into an accelerated share repurchase agreement to repurchase $125 million of the company’s common stock as part of its current $500 million stock repurchase program.

2024 Guidance
Based on current visibility, and a U.S. dollar to Indian rupee exchange rate of 83.50, U.K. pound sterling to U.S. dollar exchange rate of 1.27, U.S. dollar to the Philippine peso exchange rate of 57.50 and all other currencies at current exchange rates, we are providing the following guidance for the full year 2024:

•Revenue of $1.79 billion to $1.82 billion, representing an increase of 10% to 12% on both a reported and constant currency basis from 2023.

•Adjusted diluted earnings per share of $1.58 to $1.62, representing an increase of 10% to 13% from 2023.

Conference Call
ExlService Holdings, Inc. will host a conference call on Thursday, May 2, 2024 at 10:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.
Please note that there is a new system to access the live call-in order to ask questions. To join the live call, please register here. A dial-in and unique PIN will be provided to join the call. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading data analytics and digital operations and solutions company. We partner with clients using a data and AI-led approach to reinvent business models, drive better business outcomes and unlock growth with speed. EXL harnesses the power of data, analytics, AI, and deep industry knowledge to transform operations for the world’s leading corporations in industries including insurance, healthcare, banking and financial services, media and retail, among others. EXL was founded in 1999 with the core values of innovation, collaboration, excellence, integrity and respect. We are headquartered in New York and have more than 55,000 employees spanning six continents. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to maintain and grow client demand, our ability to hire and retain sufficiently trained employees, and our ability to accurately estimate and/or manage costs, rising interest rates, rising inflation and recessionary economic trends, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share amount and share count)

	Three months ended March 31,
	2024	2023
Revenues, net	$436,507	$400,643
Cost of revenues(1)	273,424	251,469
Gross profit(1)	163,083	149,174
Operating expenses:
General and administrative expenses	53,243	46,746
Selling and marketing expenses	35,970	29,493
Depreciation and amortization expense	12,346	13,487
Total operating expenses	101,559	89,726
Income from operations	61,524	59,448
Foreign exchange gain, net	359	105
Interest expense	(3,291)	(3,385)
Other income, net	3,952	3,155
Income before income tax expense and earnings from equity affiliates	62,544	59,323
Income tax expense	13,753	8,058
Income before earnings from equity affiliates	48,791	51,265
Gain/(loss) from equity-method investment	(28)	66
Net income attributable to ExlService Holdings, Inc. stockholders	$48,763	$51,331
Earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	$0.30	$0.31
Diluted	$0.29	$0.30
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings Inc. stockholders:
Basic	165,082,387	167,197,820
Diluted	166,726,853	169,657,400
(1) Exclusive of depreciation and amortization expense.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except per share amount and share count)

	As of
	March 31, 2024	December 31, 2023

Assets
Current assets:
Cash and cash equivalents	$108,565	$136,953
Short-term investments	137,585	153,881
Restricted cash	4,291	4,062
Accounts receivable, net	335,523	308,108
Other current assets	78,753	76,669
Total current assets	664,717	679,673
Property and equipment, net	101,622	100,373
Operating lease right-of-use assets	66,799	64,856
Restricted cash	4,376	4,386
Deferred tax assets, net	91,840	82,927
Goodwill	405,574	405,639
Other intangible assets, net	47,080	50,164
Long-term investments	4,404	4,430
Other assets	52,979	49,524
Total assets	$1,439,391	$1,441,972
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,093	$5,055
Current portion of long-term borrowings	65,000	65,000
Deferred revenue	16,939	12,318
Accrued employee costs	50,970	117,137
Accrued expenses and other current liabilities	107,059	112,900
Current portion of operating lease liabilities	13,486	12,780
Income taxes payable, net	4,894	1,213
Total current liabilities	261,441	326,403
Long-term borrowings, less current portion	280,000	135,000
Operating lease liabilities, less current portion	59,876	58,175
Deferred tax liabilities, net	1,435	1,495
Other non-current liabilities	33,384	31,462
Total liabilities	636,136	552,535
Commitments and contingencies
ExlService Holdings, Inc. Stockholders’ equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value; 400,000,000 shares authorized, 204,734,988 shares issued and 162,425,610 shares outstanding as of March 31, 2024 and 203,410,038 shares issued and 165,277,880 shares outstanding as of December 31, 2023	204	203
Additional paid-in capital	502,827	508,028
Retained earnings	1,132,426	1,083,663
Accumulated other comprehensive loss	(130,436)	(127,040)
Total including shares held in treasury	1,505,021	1,464,854
Less: 42,309,378 shares as of March 31, 2024 and 38,132,158 shares as of December 31, 2023, held in treasury, at cost	(701,766)	(575,417)
Total Stockholders’ equity	803,255	889,437
Total liabilities and stockholders’ equity	$1,439,391	$1,441,972

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP, or a qualitative reconciliation thereof, for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with future acquisitions and the currency fluctuations and associated tax effects. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, amortization of acquisition-related intangible assets, provision for litigation matters, effects of termination of leases, certain defined social security contributions, allowance for certain material expected credit losses, other acquisition-related expenses or benefits and effect of any non-recurring tax adjustments. Acquisition-related expenses or benefits include, changes in the fair value of contingent consideration, external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits or losses. Our adjusted net income and adjusted diluted EPS also excludes the effects of income tax on the above pre-tax items, as applicable. The effects of income tax of each item is calculated by applying the statutory rate of the local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

EXL’s primary exchange rate exposure is with the Indian rupee, the U.K. pound sterling and the Philippine peso. The average exchange rate of the U.S. dollar against the Indian rupee increased from 82.25 during the quarter ended March 31, 2023 to 83.12 during the quarter ended March 31, 2024, representing a depreciation of 1.1% against the U.S. dollar. The average exchange rate of the U.S. dollar against the Philippine peso increased from 54.78 during the quarter ended March 31, 2023 to 56.24 during the quarter ended March 31, 2024, representing a depreciation of 2.7% against the U.S. dollar. The average exchange rate of the U.K. pound sterling against the U.S. dollar increased from 1.23 during the quarter ended March 31, 2023 to 1.27 during the quarter ended March 31, 2024, representing an appreciation of 3.2% against the U.S. dollar.

The following table shows the reconciliation of these non-GAAP financial measures for the three months ended March 31, 2024 and March 31, 2023, and the three months ended December 31, 2023:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three months ended
	March 31,		December 31,
	2024	2023	2023
Net Income (GAAP)	$48,763	$51,331	$40,283
add: Income tax expense	13,753	8,058	15,763
add/(subtract): Foreign exchange gain, net, interest expense, gain/(loss) from equity-method investment and other income/(loss), net	(992)	59	(1,780)
Income from operations (GAAP)	$61,524	$59,448	$54,266
add: Stock-based compensation expense	17,852	14,407	15,452
add: Amortization of acquisition-related intangibles	3,080	4,149	3,168
subtract: Reversal for expected credit losses (a)	—	—	(264)
add/(subtract): Other expenses/(benefits) (b)	—	(89)	895
Adjusted operating income (Non-GAAP)	$82,456	$77,915	$73,517
Adjusted operating income margin as a % of Revenue (Non-GAAP)	18.9%	19.4%	17.8%
add: Depreciation on long-lived assets	9,266	8,589	9,130
Adjusted EBITDA (Non-GAAP)	$91,722	$86,504	$82,647
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	21.0%	21.6%	20.0%

(a) To exclude the effects of reversal for expected credit losses on accounts receivable related to a customer bankruptcy event.

(b) To exclude effects of lease termination of $nil and $89 during the three months ended March 31, 2024 and 2023 respectively, and to exclude provision for litigation of $895 during the three months ended December 31, 2023.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Three months ended
	March 31,		December 31,
	2024	2023	2023
Net income (GAAP)	$48,763	$51,331	$40,283
add: Stock-based compensation expense	17,852	14,407	15,452
add: Amortization of acquisition-related intangibles	3,080	4,149	3,168
subtract: Reversal for expected credit losses (a)	—	—	(264)
subtract: Changes in fair value of contingent consideration	(589)	—	(600)
add/(subtract): Other expenses/(benefits) (b)	—	(89)	613
subtract: Tax impact on stock-based compensation expense (c)	(5,358)	(9,830)	(374)
subtract: Tax impact on amortization of acquisition-related intangibles	(766)	(1,023)	(792)
add: Tax impact on reversal for expected credit losses	—	—	65
add: Tax impact on changes in fair value of contingent consideration	151	—	152
add/(subtract): Tax impact on other expenses/(benefits)	—	22	(157)
add: Other tax expenses (d)	—	—	223
Adjusted net income (Non-GAAP)	$63,133	$58,967	$57,769
Adjusted diluted earnings per share (Non-GAAP)	$0.38	$0.35	$0.35

(a) To exclude the effects of reversal for expected credit losses on accounts receivable related to a customer bankruptcy event.

(b) To exclude effects of lease termination of $nil and $89 during the three months ended March 31, 2024 and 2023 respectively, and to exclude provision for litigation matters of $613 during the three months ended December 31, 2023.

(c) Tax impact includes $7,523 and $12,520 during the three months ended March 31, 2024 and 2023 respectively, and $1,883 during the three months ended December 31, 2023, related to discrete benefit recognized in income tax expense in accordance with ASU No. 2016-09, Compensation - Stock Compensation.

(d) To exclude other tax expenses related to certain deferred tax assets and liabilities.

Contacts:
Investor Relations
John Kristoff
Vice President, Investor Relations
+1 212 209 4613
ir@exlservice.com

Media
Keith Little
Senior Manager, Media Relations
+1 703 598 0980
media.relations@exlservice.com